UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

      Date of report (Date of earliest event reported) September 20, 2005
                                                      (September 15, 2005)


                              RITE AID CORPORATION
 -----------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)


   Delaware                        1-5742                    23-1614034
------------------------------------------------------------------------------
(State or Other Jurisdiction    (Commission                 (IRS Employer
  of Incorporation)             File Number)                Identification No.)


30 Hunter Lane, Camp Hill, Pennsylvania                         17011
------------------------------------------------------------------------------
(Address of Principal Executive Offices)                     (Zip Code)


Registrant's telephone number, including area code     (717) 761-2633
                                                      ------------------------


                                      None
 -----------------------------------------------------------------------------
         (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01      OTHER EVENTS

On September 15, 2005, Rite Aid issued a press release announcing that it had reached an agreement with its lead banks, Citigroup Global Markets Inc. and J.P. Morgan Securities Inc., to amend its existing senior secured credit facility totaling $1.4 billion by increasing the total facility to $1.75 billion.

The $1.75 billion senior secured revolving credit facility, priced initially at LIBOR plus 150 basis points, will replace an existing $950 million revolving credit facility, currently priced at LIBOR plus 175 basis points, and an existing $450 million senior secured term loan, priced at LIBOR plus 175 basis points. The amendment will also reduce the commitment fee from 37.5 basis points to 25 basis points. A portion of the amended revolver will be used to pay off the existing $450 million term loan at closing and to pay related fees and expenses.

The amended revolving credit facility is expected to mature in September 2010 compared to the current credit facility which matures in September 2009.

The closing of the amendment is subject to successful syndication and satisfaction of customary closing conditions, including documentation. Rite Aid expects to complete the amendment no later than early October.

On September 15, 2005, based on current trends and taking into consideration expected insurance reimbursement for losses and damages resulting from Hurricane Katrina, Rite Aid confirmed its fiscal 2006 guidance for sales, net income, adjusted EBITDA and capital expenditures and lowered its guidance for earnings per share, due to the premium paid to redeem the company's Series F preferred stock on August 23, 2005.

As previously disclosed, Rite Aid maintains securitization agreements with several multi-seller asset-backed commercial paper vehicles. Under the terms of the securitization agreements, Rite Aid sells substantially all of its eligible third party pharmaceutical receivables to a bankruptcy remote Special Purpose Entity (SPE) and retains servicing responsibility. The vehicles that make loans to the SPE have a commitment to lend that ends in September 2005 with the option to annually extend the commitment to purchase. On September 19, 2005, the vehicles extended their commitment to September 19, 2006.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                  RITE AID CORPORATION


Dated: September 20, 2005                         By: /s/ Robert B. Sari
                                                      ----------------------
                                                  Name:  Robert B. Sari
                                                  Title: Senior Vice President,
                                                         General Counsel and
                                                         Secretary